CERT.9999

CERTIFICATE NUMBER

TAPIMMUNE

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

* 9000000 *

SHARES

CUSIP NO. 999999ZZ9

PAR VALUE $0.0001
COMMON STOCK

* SPECIMEN *

THIS CERTIFIES THAT

IS THE OWNER OF

* NINE MILLION *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

TAPIMMUNE, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Peter L. Hoang
President & CEO

Michael J. Loiacono
CFO & Chief Accounting Officer

DATED: 01/01/2009

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

TapImmune, Inc.
Corporate
Seal
Nevada

15500 Roosevelt BLVD, Suite 301, Clearwater Fl 33760
727.289.0010

CERT.9999

999999 TEST ISSUE REF 1999 5.4375% 12/31/5